Exhibit 10.2

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this Amendment) is made and entered into as of January 6, 2016, by and between KARLIN MCCALLEN PASS, LLC, a Delaware limited liability company (Landlord), and NSTX, INC., a Delaware corporation (Tenant).

BACKGROUND:

A.

On September 24, 2015, Landlord and Tenant entered into a Lease (the Lease) for approximately 93,967 square feet of Rentable Area (the Premises) in Suites 100 and 200 of the building located at 13011 McCallen Pass, Austin, Texas (the Building).

B.	Landlord and Tenant desire to amend the Lease to, among other things, correct an error in the Lease with regard to construction of the Dock (as defined in the Lease).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.	The Dock.

a.

The first sentence of Section 3 of the Lease provides (in part) that the Dock is "anticipated to be delivered" not more than eight weeks after delivery of the Premises to Tenant. The final sentence of Section 3 provides that if Landlord "fails to construct" the Dock within 90 days after the date of the Lease, Tenant has the right to terminate the Lease on terms more fully set forth in the Lease.

b.

Landlord and Tenant agree that they did not intend for Tenant to have a termination option if Landlord failed to construct the Dock within 90 days after the date of the Lease, but only if Landlord failed to obtain all approvals required for construction of the Dock within 90 days after the date of the Lease,

c.

Landlord hereby represents and warrants to Tenant that it has received all approvals required for construction of the Dock, and Tenant acknowledges its receipt of satisfactory evidence thereof. Based on the terms of this Amendment and Landlord's receipt of the necessary approvals, the termination right set forth in the last sentence of Section 3 of the Lease, and referenced in the last sentence of Section 2(1) of Exhibit D of the Lease, is hereby deleted.

d.

Exhibit D-1 of the Lease (Dock Truck Access) is hereby deleted and replaced with the Exhibit D-1 attached hereto. The replacement Exhibit D-1 attached hereto is a copy of the plans approved by the City of Austin for the Dock.

e.

Notwithstanding the terms of Section 3 of the Lease or Section 2 of this Amendment, if Landlord is unable to deliver the Dock to Tenant in accordance with Exhibit D-1 by May 1, 2016 (extended on a day for day basis by Tenant

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Delay Days), Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date one (1) day of Basic Rent for each day of delay thereafter, and ending on the day Landlord delivers the Dock to Tenant. The abatement rights afforded to Tenant in this Section 2.E of this Amendment shall be Tenant's sole remedy for Landlord's failure to timely deliver the Dock, provided that Landlord notifies Tenant immediately of any reasonably foreseeable events that may delay its delivery of the Dock.

3.

Building Address. The street address for the Building provided in the "Premises" section of the Basic Lease Information is hereby deleted and replaced with the following: "13011 McCallen Pass. Austin, Texas 78753."

4.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

5.

Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

6.

Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

7.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

EXECUTED as of the date first above written.

LANDLORD:	KARLIN MCCALLEN PASS, LLC,
a Delaware limited liability company

	By:	/s/ Matthew Schwab
	Name:	MATTHEW SCHWAB
	Title:	AUTHORIZED AGENT

TENANT:	NSTX, INC.,
a Delaware corporation

	By:	/s/ Damon Silvestry	19JAN16
	Name:	Damon Silvestry
	Title:	VP, Operations

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EXHIBIT D-1

DOCK TRUCK ACCESS

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